CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ken MacAlpine, Chief Executive Officer and Chief Financial Officer of Sombrio Capital Corp. (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of the Company for the year ended October 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 26, 2010	By:	/s/ Ken MacAlpine
Ken MacAlpine
President, Secretary, Treasurer, Chief Executive
Officer and Chief Financial Officer
(Principal Executive Officer, Principal
Accounting
Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sombrio Capital Corp. and will be retained by Sombrio Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.